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                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration
statement of WellPoint Health Networks Inc., on Form S-8 (File No. 333-       )
of our report dated February 14, 1997, on our audits of the consolidated financial statements of WellPoint Health Networks Inc.


/s/ COOPERS & LYBRAND LLP

COOPERS & LYBRAND LLP
Los Angeles, California
July 31, 1997